UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2023

APARTMENT INCOME REIT CORP.
APARTMENT INCOME REIT, L.P.
(Exact name of Registrant as Specified in Its Charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1700
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
From June 6-8, 2023, representatives of Apartment Income REIT Corp. (“AIR”) will be meeting with investors at Nareit’s REITweek: 2023 Investor Conference. During those meetings, AIR representatives will discuss the attached presentation. The presentation is furnished herewith as Exhibit 99.1.
Item 8.01 Other Events.
On June 6, 2023, AIR issued a press release announcing joint ventures with two of the world’s largest real estate investors. In the first joint venture, AIR will own a 53% interest in the partnership and a global institutional investor will own 47%. The portfolio is comprised of ten properties in AIR’s Same Store portfolio, with 3,093 apartment homes. In the second joint venture, AIR will own a 30% interest in the partnership and a global asset manager will own 70%, of Huntington Gateway, a 443 unit property located in Alexandria, Virginia. A copy of this press release is furnished herewith as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d)The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Apartment Income REIT Corp. Investor Presentation – Nareit’s REITweek: 2023 Investor Conference.

99.2	Press Release dated June 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INCOME REIT CORP.

Date:	June 6, 2023	By:	/s/ Paul Beldin
Paul Beldin Executive Vice President and Chief Financial Officer

APARTMENT INCOME REIT, L.P.
By: AIR-GP, Inc., its General Partner
		By:	/s/ Paul Beldin
Paul Beldin Executive Vice President and Chief Financial Officer